Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-199966

Dated August 26, 2015

J. P. M O R G A N E F F I C I E N T E P L U S 5 I N D E X ( N E T E R ) H Y P
O T H E T I C A L
B A C K - T E S T E D A N D H I S T O R I C A L W E I G H T I N G S

August 2015
        cov

J.P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested and
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) (the "Index") Weightings -- Jan
2013 to Present

2015      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- -------- --- --- --- --- ---- --- --- ----
August    20% 0%  10% 10% 0%  0%  0%  0%  0%  0%   0%  0%  5%   5%  0%  0%  0%  0%   0%  0%  50%
July      0%  0%  20% 10% 0%  0%  0%  0%  0%  10%  5%  10% 10%  0%  10% 0%  0%  0%   0%  0%  25%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
June      0%  10% 10% 10% 0%  0%  20% 0%  0%  5%   15% 10% 5%   10% 0%  0%  0%  0%   0%  0%  5%
May       0%  10% 15% 10% 0%  15% 20% 0%  0%  10%  0%  0%  0%   10% 0%  0%  0%  0%   0%  0%  10%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
April     10% 10% 0%  0%  0%  20% 15% 0%  0%  0%   0%  0%  0%   10% 0%  10% 0%  0%   0%  0%  25%
March     20% 10% 0%  0%  0%  20% 20% 0%  5%  5%   0%  0%  0%   10% 0%  10% 0%  0%   0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
February  20% 10% 0%  0%  0%  20% 20% 0%  10% 0%   0%  0%  0%   10% 0%  10% 0%  0%   0%  0%  0%
January   20% 10% 0%  0%  0%  20% 20% 0%  10% 0%   0%  0%  0%   10% 0%  10% 0%  0%   0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
2014      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- -------- --- --- --- --- ---- --- --- ----
December  20% 10% 0%  0%  0%  20% 20% 0%  5%  0%   0%  0%  0%   10% 0%  10% 0%  5%   0%  0%  0%
November  20% 0%  0%  0%  5%  20% 20% 0%  0%  0%   0%  0%  0%   10% 5%  10% 0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
October   20% 0%  0%  0%  15% 20% 10% 0%  0%  0%   0%  0%  0%   10% 10% 5%  0%  10%  0%  0%  0%
September 10% 0%  0%  0%  20% 20% 0%  0%  10% 0%   0%  0%  0%   10% 10% 10% 0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
August    20% 0%  0%  0%  20% 20% 0%  0%  0%  0%   0%  0%  0%   10% 10% 10% 0%  10%  0%  0%  0%
July      10% 0%  0%  0%  5%  20% 0%  10% 0%  0%   5%  0%  0%   10% 10% 10% 10% 10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
June      20% 0%  0%  5%  0%  20% 0%  0%  10% 0%   0%  0%  0%   10% 10% 10% 5%  10%  0%  0%  0%
May       20% 0%  0%  5%  0%  20% 0%  0%  0%  0%   15% 0%  0%   10% 0%  10% 0%  10%  10% 0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
April     20% 5%  0%  5%  0%  10% 0%  0%  20% 0%   20% 5%  0%   10% 0%  5%  0%  0%   0%  0%  0%
March     10% 10% 0%  10% 0%  10% 0%  0%  20% 0%   20% 10% 0%   10% 0%  0%  0%  0%   0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
February  10% 10% 0%  10% 0%  0%  0%  0%  20% 5%   20% 10% 10%  5%  0%  0%  0%  0%   0%  0%  0%
January   20% 0%  10% 10% 0%  0%  0%  0%  0%  10%  15% 10% 10%  0%  0%  0%  0%  0%   0%  0%  15%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
2013      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- -------- --- --- --- --- ---- --- --- ----
December  15% 10% 0%  10% 0%  0%  0%  0%  0%  5%   5%  10% 10%  0%  0%  0%  0%  0%   0%  0%  35%
November  20% 10% 0%  5%  0%  0%  0%  0%  0%  5%   0%  5%  0%   0%  0%  0%  0%  5%   0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
October   15% 10% 0%  10% 0%  0%  0%  0%  0%  0%   0%  10% 5%   0%  0%  0%  0%  0%   0%  0%  50%
September 20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%  10%  0%  0%  0%  0%  10%  0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
August    20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%  10%  0%  0%  0%  0%  10%  0%  0%  50%
July      20% 10% 0%  0%  0%  0%  0%  0%  0%  0%   0%  0%  10%  0%  0%  0%  0%  10%  0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
June      20% 10% 0%  0%  0%  5%  0%  0%  0%  10%  5%  10% 10%  10% 0%  5%  0%  10%  0%  0%  5%
May       0%  0%  20% 10% 0%  20% 5%  0%  0%  0%   10% 10% 0%   5%  0%  10% 0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
April     0%  10% 5%  10% 0%  5%  5%  0%  5%  0%   20% 10% 0%   10% 0%  10% 0%  10%  0%  0%  0%
March     0%  0%  15% 10% 0%  0%  0%  0%  20% 5%   20% 10% 0%   10% 0%  0%  0%  10%  0%  0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
February  0%  0%  20% 10% 0%  5%  5%  0%  0%  0%   20% 10% 10%  10% 0%  0%  0%  10%  0%  0%  0%
January   0%  0%  20% 10% 0%  5%  0%  0%  20% 0%   20% 10% 5%   0%  10% 0%  0%  0%   0%  0%  0%

Please see the Glossary on the last page for definitions related to the exchange traded constituent tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a fee of 0.85% per annum.

Hypothetical and Historical weightings: Represents the monthly allocations to each exchange traded constituent in the Index based on the hypothetical allocations of the exchange traded constituents from January 1, 2013 to
December 31, 2014 and actual historical allocations of the exchange traded constituents to the Index from January 1, 2015 through August 31, 2015. Past allocations to exchange traded constituents are not indicative of actual weights that would be assigned to the exchange traded constituent during the term of your investment.

J.P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) (the "Index") Weightings -- Jan
2010 to December 2013

2012      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- -------- --- ------------ --- --- ------------ --- ----
December  0%  0%  10% 0%  0%  0%  0%  0%  20% 0%   20% 10% 0%  10%  10% 0%  0%  10% 10%  0%  0%
November  0%  0%  0%  0%  0%  10% 0%  0%  20% 10%  5%  10% 10% 10%  10% 0%  15% 0%  0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
October   0%  0%  0%  0%  0%  20% 5%  0%  20% 0%   20% 0%  0%  10%  10% 0%  10% 0%  0%   5%  0%
September 0%  0%  0%  0%  0%  20% 0%  0%  20% 0%   20% 10% 0%  10%  10% 10% 0%  0%  0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
August    10% 0%  0%  0%  0%  20% 10% 0%  20% 0%   0%  10% 0%  10%  10% 10% 0%  0%  0%   0%  0%
July      0%  0%  0%  0%  0%  20% 0%  0%  20% 0%   20% 10% 0%  10%  10% 10% 0%  0%  0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
June      20% 0%  0%  0%  0%  20% 0%  0%  20% 0%   10% 10% 0%  10%  0%  10% 0%  0%  0%   0%  0%
May       20% 0%  0%  0%  0%  15% 15% 0%  0%  0%   0%  10% 10% 10%  0%  10% 0%  10% 0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
April     15% 0%  0%  0%  0%  15% 0%  5%  5%  0%   5%  10% 10% 10%  10% 5%  0%  10% 0%   0%  0%
March     20% 5%  0%  0%  0%  20% 5%  10% 5%  0%   0%  10% 10% 5%   0%  0%  0%  10% 0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
February  15% 0%  0%  0%  0%  20% 10% 0%  0%  0%   5%  10% 10% 5%   0%  0%  0%  10% 0%   0%  15%
January   10% 0%  0%  0%  0%  20% 15% 0%  0%  0%   0%  0%  0%  0%   10% 0%  0%  5%  0%   0%  40%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
2011      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  5%  0%  0%  0%  0%  20% 5%  0%  0%  0%   0%  0%  5%  0%   0%  0%  0%  10% 0%   5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
November  15% 0%  0%  0%  0%  15% 20% 5%  0%  10%  0%  0%  0%  0%   0%  0%  0%  0%  0%   10% 25%
October   5%  0%  0%  0%  0%  20% 20% 0%  0%  0%   10% 0%  0%  0%   10% 0%  0%  0%  0%   0%  35%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
September 10% 0%  0%  0%  0%  15% 20% 10% 0%  5%   0%  0%  0%  0%   10% 0%  0%  0%  0%   10% 20%
August    0%  0%  0%  0%  0%  20% 20% 10% 0%  0%   10% 0%  0%  0%   10% 10% 0%  0%  10%  10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
July      0%  10% 0%  0%  0%  20% 20% 10% 0%  0%   0%  0%  0%  10%  0%  10% 0%  0%  10%  10% 0%
June      10% 5%  0%  0%  0%  10% 0%  0%  5%  0%   20% 10% 5%  10%  0%  10% 0%  0%  10%  5%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
May       5%  10% 0%  0%  0%  0%  0%  5%  0%  5%   0%  10% 10% 10%  0%  0%  0%  10% 10%  10% 15%
April     10% 10% 0%  0%  0%  0%  0%  5%  0%  0%   0%  10% 10% 10%  0%  0%  0%  10% 10%  0%  25%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
March     10% 10% 0%  0%  0%  0%  0%  5%  0%  10%  10% 10% 10% 0%   0%  0%  0%  10% 10%  0%  15%
February  0%  10% 0%  0%  0%  0%  0%  5%  5%  10%  20% 10% 10% 0%   0%  0%  0%  10% 10%  0%  10%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
January   0%  10% 0%  0%  0%  0%  5%  0%  0%  10%  10% 10% 10% 10%  0%  0%  0%  10% 5%   10% 10%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
2010      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  0%  0%  10% 5%  0%  20% 0%  5%  0%   10% 10% 10% 10%  10% 0%  0%  10% 0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
November  0%  0%  0%  0%  5%  0%  20% 0%  20% 0%   10% 10% 0%  10%  10% 0%  0%  10% 0%   5%  0%
October   0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  5%   10% 5%  0%  10% 0%   10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
September 0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  5%   10% 5%  0%  10% 0%   10% 0%
August    0%  0%  0%  0%  0%  20% 20% 0%  5%  0%   5%  10% 0%  0%   10% 10% 0%  10% 0%   10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
July      0%  0%  0%  0%  0%  20% 20% 0%  10% 0%   0%  10% 0%  0%   10% 10% 0%  10% 0%   10% 0%
June      0%  10% 0%  0%  0%  20% 20% 0%  0%  5%   0%  10% 10% 10%  0%  5%  0%  10% 0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
May       0%  5%  0%  0%  0%  0%  5%  0%  15% 10%  5%  10% 10% 10%  10% 10% 0%  10% 0%   0%  0%
April     0%  0%  0%  0%  0%  0%  0%  10% 15% 10%  10% 10% 10% 10%  5%  10% 0%  10% 0%   0%  0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
March     0%  0%  0%  0%  0%  0%  15% 10% 0%  10%  20% 10% 10% 10%  0%  5%  0%  10% 0%   0%  0%
February  0%  0%  0%  0%  0%  0%  0%  10% 10% 10%  20% 10% 10% 0%   10% 0%  0%  10% 0%   10% 0%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- --- ---- --- --- --- --- ---- --- ----
January   5%  0%  0%  0%  0%  0%  0%  5%  15% 10%  15% 10% 10% 5%   10% 0%  0%  10% 0%   5%  0%

Please see the Glossary on the last page for definitions related to the exchange traded constituent tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a fee of 0.85% per annum.

Hypothetical Historical weightings: Represents the monthly allocations to each exchange traded constituent in the Index based on the hypothetical historical allocations of the exchange traded constituents to the Index from January 1,
2010 to December 31, 2012. Past allocations to exchange traded constituents are not indicative of actual weights that would be assigned to the exchange traded constituents during the term of your investment.

J.P. Morgan Efficiente Plus 5 Index (Net ER) Hypothetical Back-Tested
Historical Weightings

J.P. Morgan Efficiente Plus 5 Index (Net ER) (the "Index") Weightings -- Nov
2007 to Dec 2009

2009      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
December  0%  0%  0%  5%  0%  5%  0%  5%  20% 10%  5%  10% 10%  0%  10% 0%  0%  10%  0%  10% 0%
November  0%  0%  0%  5%  0%  0%  0%  10% 20% 10%  5%  10% 10%  5%  10% 0%  0%  5%   0%  5%  5%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
October   0%  0%  0%  10% 0%  0%  0%  0%  20% 10%  5%  10% 10%  5%  10% 0%  0%  0%   0%  0%  20%
September 0%  0%  0%  5%  0%  0%  5%  0%  0%  10%  0%  10% 10%  10% 0%  0%  0%  0%   0%  0%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
August    0%  0%  0%  5%  5%  0%  0%  5%  0%  10%  5%  10% 10%  0%  10% 0%  0%  0%   0%  0%  40%
July      0%  0%  0%  0%  5%  0%  0%  10% 0%  10%  0%  10% 10%  0%  10% 0%  0%  5%   0%  5%  35%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
June      0%  0%  0%  0%  0%  0%  0%  0%  0%  10%  5%  10% 10%  0%  10% 0%  5%  0%   0%  5%  45%
May       0%  0%  0%  0%  0%  0%  10% 0%  15% 10%  0%  10% 10%  0%  10% 0%  0%  0%   0%  10% 25%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
April     0%  0%  0%  0%  0%  5%  20% 0%  0%   0%  0%  10%  5%  0%  0%  0%  0%  5%   0%  5%  50%
March     0%  0%  0%  0%  0%  5%  20% 0%  0%   0%  0%  10%  5%  0%  5%  0%  0%  0%   0%  5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
February  0%  0%  0%  0%  0%  10% 15% 0%  0%   0%  0%  10%  5%  0%  0%  0%  0%  5%   0%  5%  50%
January   5%  0%  0%  0%  0%  20% 5%  0%  0%   0%  0%  10%  5%  0%  0%  0%  0%  0%   0%  5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
2008      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  5%  0%  0%  0%  20% 10% 0%  0%   0%  0%  10%  0%  0%  5%  0%  0%  0%   0%  5%  45%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
November  0%  0%  0%  0%  0%  20% 5%  0%  0%   0%  0%  10% 10%  0%  0%  0%  0%  0%   0%  5%  50%
October   0%  0%  0%  0%  0%  20% 10% 0%  0%   0%  0%  5%  10%  0%  0%  0%  0%  0%   0%  10% 45%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
September 0%  10% 0%  0%  0%  20% 0%  0%  0%   0%  0%  0%  10%  0%  0%  10% 0%  0%   0%  0%  50%
August    0%  5%  0%  0%  0%  0%  0%  10% 0%   0%  0%  0%  10%  0%  0%  10% 0%  0%   10% 5%  50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
July      0%  0%  0%  0%  0%  0%  10% 10% 0%   0%  0%  0%   0%  0%  0%  10% 0%  0%   10% 10% 50%
June      0%  0%  0%  0%  0%  0%  0%  10% 0%   0%  15% 0%   0%  5%  0%  0%  0%  0%   10% 10% 50%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
May       0%  0%  0%  0%  0%  10% 20% 10% 0%   0%  0%  0%   0%  0%  0%  10% 0%  0%   10% 10% 30%
April     0%  0%  0%  0%  0%  5%  20% 10% 0%   5%  0%  0%   0%  0%  5%  0%  0%  0%   10% 10% 35%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
March     0%  0%  0%  0%  5%  10% 20% 10% 0%   5%  0%  0%   0%  0%  10% 0%  0%  0%   10% 10% 20%
February  0%  0%  0%  0%  0%  15% 20% 10% 0%   5%  0%  0%   0%  0%  10% 0%  0%  0%   10% 10% 20%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
January   0%  0%  0%  0%  5%  20% 20% 10% 0%   0%  0%  0%   0%  0%  10% 0%  0%  0%   10% 10% 15%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
2007      VOO VB  VEA SCZ VWO TLT IEF TIP LQD VCSH JNK HYS BKLN PFF EMB VNQ GDX MLPI DBC IAU Cash
December  0%  0%  0%  0%  10% 20% 20% 10% 0%   0%  0%  0%   0%  0%  5%  0%  0%  0%   5%  10% 20%
--------- --- --- --- --- --- --- --- --- --- ---- --- --- ---- --- --- --- --- ---- --- --- ----
November  0%  0%  0%  0%  15% 10% 20% 10% 0%   0%  0%  0%   0%  0%  0%  0%  0%  0%   10% 0%  35%

Please see the Glossary on the last page for definitions related to the exchange traded constituent tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a fee of 0.85% per annum.

Hypothetical Historical weightings: Represents the monthly allocations to each exchange traded constituent in the Index based on the hypothetical historical allocations of the exchange traded constituents to the Index from October 31,
2007 to December 31, 2009. Past allocations to exchange traded constituents are not indicative of actual weights that would be assigned to the exchange traded constituents during the term of your investment.

[GRAPHIC OMITTED]

Key Risks

[] Our affiliate, J. P.  Morgan Securities plc, or JPMS plc, is the index calculation agent and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS plc is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment.
[] JPMS is under no obligation to consider your interest as an investor with returns linked to the Index.
[] The level of the Index will include the deduction of a fee of 0.85%  per annum.
[] The Index was established on December 31, 2014 and therefore has a limited operating history.
[] There are risks associated with a momentum -based  investment strategy.  If market conditions do not represent a continuation of prior observed trends, the level of the Index, which is rebalanced based on prior trends, may decline.
[] The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.
[] The Index may not be successful, may not outperform any alternative strategy and may not achieve its target volatility of 5%.
[] The Index may be partially uninvested if the cash index is included in the Monthly
Reference Portfolio.
[] The investment strategy used to construct the index involves monthly rebalancing and weighting constraints that are applied to the Basket
Constituents.
[] Changes in the values of the Basket Constituents may offset each other.
[] Each Basket Constituent composing the Index may be replaced by a substitute constituent.
[] The commodity futures contracts underlying the PowerShares DB Commodity
Index Tracking Fund are subject to uncertain legal and regulatory regimes.
[] Investments linked to the Index may be subject to the credit risk of J. P.
Morgan.
[] Investments linked to the Index may also be subject to the credit risk of
UBS AG, the issuer of the exchange-traded note that is one of the Basket
Constituents, since any return on an investment linked to the Index that reflects the performance of the Index is subject to the credit risk of us, as well as UBS AG.
[] The Index should not be compared to any other index or strategy sponsored by any of our affiliates and cannot necessarily be considered a revised, enhanced or modified version of any other J. P.  Morgan index.
[] An investment linked to the Index is subject to risks associated with non-U.
 S.  securities markets (including emerging markets, and currency exchange risk), small capitalization stocks, preferred stocks, fixed income securities and loans (including interest-rate related risks and credit risk), risks associated with the real estate industry and MLPs, and risks associated with investments in commodity futures contracts and gold.

The risks identified above are not exhaustive. You should also review carefully the related "Risk Factors" section in any relevant product supplement, underlying supplement, term sheet or pricing supplement.

DISCLAIMER
JPMorgan Chase & Co. ("J.P. Morgan") has filed a registration statement
(including a prospectus) with the Securities and Exchange Commission (the
"SEC") for any offerings to which these materials relate. Before you invest in any offering of securities by J.P. Morgan, you should read the prospectus in that registration statement, the prospectus supplement, as well as the particular product supplement, underlying supplement, the relevant termsheet or pricing supplement, and any other documents that J.P. Morgan will file with the
SEC relating to such offering for more complete information about J.P. Morgan and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, J.P. Morgan,
any agent or any dealer participating in the particular offering will arrange to send you the prospectus and the prospectus supplement, as well as any product supplement, underlying supplement and termsheet or pricing supplement, if you so request by calling toll-free (800) 576 3529.

Free Writing Prospectus filed pursuant to Rule 433; Registration Statement No.
333-199966

        4